UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): August 6, 2004



                      PORTRAIT CORPORATION OF AMERICA, INC.
               (Exact name of registrant as specified in charter)



 DELAWARE                           0-8550                   57-128051
 (State or other                    (Commission              (IRS Employer
 jurisdiction of                    File Number)             Identification No.)
 incorporation)



815 Matthews-Mint Hill Road, Matthews, North Carolina             28105
  (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (704) 588-4351



                             PCA INTERNATIONAL, INC
          (Former name or former address, if changed since last report)


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                                                                               2


ITEM 5.  OTHER EVENTS

         On August 6, 2004, PCA International, Inc., a North Carolina corporation ("PCA North Carolina"), merged (the "Merger") with and into Portrait Corporation of America, Inc., a Delaware corporation (the "Company"), with the Company as the surviving company. The purpose of the Merger was to reincorporate PCA North Carolina from North Carolina to Delaware.

         In the Merger, (i) each share of common stock, par value of $.20 per share (the "Existing Common Stock"), of PCA North Carolina was converted into one share of common stock, par value $0.01 per share (the "New Common Stock"), of the Company, (ii) each share of Series A Convertible Preferred Stock, par value $10 per share (the "Existing Series A Preferred Stock"), of PCA North Carolina was converted into one share of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the "New Series A Preferred Stock"), of the Company and (iii) each outstanding option or warrant to purchase one share of Existing Common Stock or Existing Series A Preferred Stock now constitutes an option or warrant, as the case may be, to purchase one share of New Common Stock or one share of New Series A Preferred Stock, respectively.

         A copy of the merger agreement relating to the Merger is attached as
Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

         EXHIBIT NUMBER    DESCRIPTION
         --------------    -----------
         2.1               Agreement and Plan of Merger, dated August 6, 2004,
                           between Portrait Corporation of America, Inc. and PCA
                           International, Inc.



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                                                                               3


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PORTRAIT CORPORATION OF AMERICA, INC.


Date:  August 10, 2004               By: /s/ James Robert Wren, Jr.
                                         ---------------------------------
                                         James Robert Wren, Jr.
                                         Executive Vice President and Secretary

                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION
--------------             -----------

2.1 Agreement and Plan of Merger, dated August 6, 2004, between Portrait Corporation of America, Inc. and PCA International, Inc.